Exhibit 99.1

100 W. UNIVERSITY AVE.

CHAMPAIGN, IL 61820

WWW.BUSEY.COM

FOR IMMEDIATE RELEASE

September 3, 2019

First Busey Corporation Finalizes Acquisition of Investors’ Security Trust Company

CHAMPAIGN, IL and FORT MYERS, FL—First Busey Corporation (“Busey”) (NASDAQ:BUSE), the holding company for Busey Bank, today announced the completion of the previously announced merger of Busey Bank with Investors’ Security Trust Company (“IST”).  The partnership will enhance Busey’s existing wealth management presence in the Cape Coral-Fort Myers, FL Metropolitan Statistical Area (MSA). Additionally, through the combined franchise of six locations in Southwest Florida, the combined organization adds a broad range of banking services and delivery systems that complement the service offerings of IST, allowing us to further meet clients’ growing financial needs.

Through this transaction, Busey and IST broaden the expertise and level of service available to clients—from individuals and families to institutions and foundations—and remain committed to their founding principles of being active community stewards and providing the highest level of personal service to clients delivered by experienced, local professionals.

Van A. Dukeman, First Busey Corporation president and chief executive officer, said, “Busey has remained steadfast to its commitment of remaining a community-focused, relationship-driven financial services organization serving the comprehensive financial needs of clients—and this partnership is no exception. IST is a premier wealth advisory group, further complementing one another’s strengths to deliver a preeminent bank, trust and wealth advisory solution in Southwest Florida and beyond.”

Charles K. Idelson, president and chief executive officer of IST, will continue to serve the Fort Myers community as regional president of Busey’s Florida market. Mr. Idelson stated, “Busey understands our local market, offers a broad range of financial delivery systems—including a full suite of private banking solutions—to meet customers’ comprehensive needs, and shares an unwavering commitment to service excellence. We are excited clients will continue experiencing service excellence through the wealth management professionals they know and trust, while benefiting from expanded financial capabilities from a 150-year old organization whose footprint spans Southwest Florida, Illinois, Indiana and Missouri.”

Both companies support and value an engaged and empowered workforce, and are committed to building a premier, service-oriented experience. Busey has been named among American Banker’s Best Banks to Work For in the US; voted as one of the Best Places to Work in Illinois by associates since 2016; recognized among the Best Companies to Work For in Florida since 2017 and the 2018 Best Places to Work in Money Management; as well as listed among the 2019 Best-In-State Banks for Illinois—in addition to various wellness, training and development, philanthropic and other workplace awards.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Raymond James | Silver Lane Advisors served as financial advisor to Busey. Smith Mackinnon, PA served as legal counsel and DD&F Consulting Group served as financial advisor to IST.

Corporate Profile

As of June 30, 2019, First Busey Corporation (Nasdaq: BUSE) was a $9.61 billion financial holding company headquartered in Champaign, Illinois.

Busey Bank, a wholly-owned bank subsidiary with total assets of $7.66 billion as of June 30, 2019, is headquartered in Champaign, Illinois and has 44 banking centers serving Illinois, 13 banking centers in the St. Louis, Missouri metropolitan area, five banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Through the Busey Wealth Management division, Busey Bank provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of June 30, 2019, assets under care were approximately $7.47 billion. Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes approximately 28 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 4,000 agent locations in 43 states. More information about FirsTech, Inc. can be found at firstechpayments.com.

Busey Bank was named among Forbes’ 2019 Best-In-State Banks—one of five in Illinois and 173 from across the country, equivalent to 2.8% of all banks. Best-In-State Banks are awarded for exceptional customer experiences as determined by a survey sample of 25,000+ banking customers who rated banks on trust, terms and conditions, branch services, digital services and financial advice.

TheBANK of Edwardsville, a wholly-owned bank subsidiary with total assets of $1.95 billion as of June 30, 2019, is headquartered in Edwardsville, Illinois and has 19 banking centers. Through TheBANK of Edwardsville Wealth Management division, TheBANK of Edwardsville provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of June 30, 2019, assets under care were approximately $1.50 billion.

For more information about us, visit busey.com and 4thebank.com.

CONTACTS:
Jeffrey Jones, CFO	Amy Randolph, EVP & Chief of Staff
First Busey Corporation	First Busey Corporation
(217) 365-4500	(217) 365-4500
jeff.jones@busey.com	amy.randolph@busey.com

Special Note Concerning Forward-Looking Statements

Statements made in this document, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (x) unexpected outcomes of existing or new litigation involving the Company; (xi) changes in accounting policies and practices; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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